UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2011

THE LGL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-106	38-1799862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (407) 298-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

The LGL Group, Inc. (the “Company”) is filing this Current Report on Form 8-K in response to questions received from its stockholders regarding its 2011 Incentive Plan, which was approved by the Company’s Board of Directors (the “Board”) on May 13, 2011 and is being recommended by the Board for adoption and approval at the annual meeting of the Company’s stockholders scheduled to be held on August 4, 2011 (the “Annual Meeting”).

Pursuant to a resolution of the Board adopted on May 13, 2011, the Company will terminate its 2001 Equity Incentive Plan if the 2011 Incentive Plan is adopted and approved by the Company’s stockholders at the Annual Meeting.  Following the termination of the 2001 Equity Incentive Plan, which would otherwise expire on December 10, 2011, the Company will no longer be able to issue options to purchase the Company’s common stock, or other equity awards, under the 2001 Equity Incentive Plan.  As of July 28, 2011, 90,000 shares of the Company’s common stock were reserved for issuance upon exercise of outstanding options issued (such options having a weighted average exercise price of $22.50 and a weighted average remaining term of 54 months), and 386,441 additional shares of common stock were available for issuance, under the 2001 Equity Incentive Plan.  None of these 386,441 additional shares will be issued under the 2001 Equity Incentive Plan if the 2011 Incentive Plan is approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 28, 2011	THE LGL GROUP, INC.

	By:	/s/ R. LaDuane Clifton
		Name:	R. LaDuane Clifton
		Title:	Chief Accounting Officer